Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2016 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 are based on the historical financial statements of Hostess Brands, Inc. (f.k.a. Gores Holdings, Inc.) (the “Company”) and Hostess Holdings, L.P. (“Hostess Holdings”) giving effect to the Business Combination (as defined below). The Company and Hostess Holdings shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “Combined Company.”

The historical financial statements of Hostess Holdings have been presented herein, as opposed to those of the various entities of the Selling Equityholders (as defined below). The Selling Equityholders entities are holding companies without any operations, and no material assets beyond their investment in Hostess Holdings. The Selling Equityholders entities are not allowed to consolidate Hostess Holdings under U.S. generally accepted accounting principles. As such, the historical Hostess Holdings financial statements represent the highest level of consolidated financial statements that presents the full financial position and results of operations of the underlying business.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and for the nine months ended September 30, 2016 give pro forma effect to the Business Combination as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 gives effect to the Business Combination as if it had been consummated on September 30, 2016.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 was derived from Hostess Holdings’ audited consolidated statement of operations for the year ended December 31, 2015 and the Company’s audited statement of operations for the period from June 1, 2015 (inception) to December 31, 2015. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2016 were derived from Hostess Holdings’ unaudited consolidated financial statements as of and for the nine months ended September 30, 2016 and the Company’s condensed unaudited financial statements as of and for the nine months ended September 30, 2016.

On November 4, 2016, the Company consummated the transactions contemplated (the “Business Combination”) by the Master Transaction Agreement (the “Master Transaction Agreement”), dated as of July 5, 2016, by and among the Company, Homer Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Company Merger Sub”), AP Hostess Holdings, L.P. (“AP Hostess LP”), a Delaware limited partnership controlled by Apollo Global Management, a Delaware limited liability company (“Apollo”), Hostess CDM Co-Invest, LLC, a Delaware limited liability company controlled by C. Dean Metropoulos and other members of the Metropoulos family and associates of Mr. Metropoulos (“Hostess CDM Co-Invest”), CDM Hostess Class C, LLC, a Delaware limited liability company controlled by Mr. Metropoulos and owned by certain trusts for the benefit of Mr. Metropoulos and other members of the Metropoulos family and associates of Mr. Metropoulos (“CDM Hostess”, and together with AP Hostess LP and Hostess CDM Co-Invest, the “Selling Equityholders”) and AP Hostess LP, in its capacity as the “Sellers Representative”. Pursuant to the Master Transaction Agreement, among other things and subject to the terms and conditions contained in the Master Transaction Agreement, the Company acquired a controlling interest in Hostess Holdings. After giving effect to the Business Combination, Hostess Holdings is continuing as a subsidiary of the Company and the Selling Equityholders are holding a portion of the Company’s common stock In addition, CDM Hostess, Hostess CDM Co-Invest, and Mr. Metropoulos (the “CDM Holders”) are retaining a significant interest in Hostess Holdings through their ownership of Class B Units of Hostess Holdings (“Class B Units”).

The unaudited pro forma condensed combined financial information presented herein reflects actual redemptions of no shares of common stock by Company stockholders in conjunction with the stockholder vote on the Business Combination contemplated by the Master Transaction Agreement at a meeting held on November 3, 2016.

HOSTESS BRANDS, INC. (F.K.A. GORES HOLDINGS, INC.)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2016

(dollars in thousands, except share and per share amounts)

	Historical As of September 30, 2016
	Company	Hostess Holdings, LP	Pro Forma Adjustments for Private Placement			As Adjusted for Private Placement	Pro Forma Adjustments For Business Combination			Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$6	$64,220	$298,250	(a	)	$362,476	$375,396	(a	)	$15,402
							(722,470)	(a	)
Restricted cash	—	8,215	—			8,215	(8,215)	(b	)	—
Accounts receivable, net	—	58,853	—			58,853	—			58,853
Inventories	—	29,280	—			29,280	2,309	(c	)	31,589
Prepaids and other current assets	155	11,550	—			11,705	—			11,705

Total current assets	161	172,118	298,250			470,529	(352,980)			117,549
Property and equipment, net	—	147,025	—			147,025	18,187	(d	)	165,212
Restricted cash	—	9,010	—			9,010	(9,010)	(b	)	—
Investments and cash held in Trust Account	375,396	—	—			375,396	(375,396)	(e	)	—
Intangible assets, net	—	291,947	—			291,947	1,279,798	(f	)	1,571,745
Goodwill	—	81,575	—			81,575	741,812	(g	)	823,387
Deferred finance charges	—	1,422	—			1,422	(1,422)	(h	)	—
Other assets, net	—	7,569	—			7,569	—			7,569

Total assets	$375,557	$710,666	$298,250			$1,384,473	$1,300,989			$2,685,462

HOSTESS BRANDS, INC. (F.K.A. GORES HOLDINGS, INC.)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2016 (CONTINUED)

(dollars in thousands, except share and per share amounts)

	Historical As of September 30, 2016
	Company	Hostess Holdings, LP	Pro Forma Adjustments for Private Placement		As Adjusted for Private Placement	Pro Forma Adjustments For Business Combination			Pro forma Combined
LIABILITIES AND PARTNERS’ / STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Long-term debt payable within one year	$—	$9,401	$—		$9,401	$—			$9,401
Accounts payable	—	46,660	—		46,660	—			46,660
Accrued expenses .	4,023	24,880	—		28,903	(3,344)	(u	)	21,899
						(3,660)	(w	)
Deferred distributions to partners	—	8,215	—		8,215	(8,215)	(b	)	—
State franchise tax accrual	93	—	—		93	—			93
Other liabilities	—	538	—		538	5,815	(j	)	6,353

Total current liabilities	4,116	89,694	—		93,810	(9,404)			84,406

Long-term debt	—	1,189,542	—		1,189,542	(217,376)	(i	)	997,753
						17,557	(h	)
						8,030	(v	)
Deferred distributions to partners	—	9,010	—		9,010	(9,010)	(b	)	—
Deferred tax liabilities	—	11,457	—		11,457	197,151	(k	)	208,608
Deferred underwriting compensation	13,125	—	—		13,125	(13,125)	(l	)	—
Other liabilities	—	—	—		—	178,931	(j	)	178,931

Total liabilities	17,241	1,299,703	—		1,316,944	152,754			1,469,698

Common stock subject to possible redemption; 35,331,596 shares (at redemption value of $10.00 per share)	353,316	—	—		353,316	(353,316)	(m	)	—

Partners’ equity (deficit)	—	(554,601)	—		(554,601)	554,601	(n	)	—
Noncontrolling interest	—	(34,436)	—		(34,436)	34,436	(o	)	345,005
						264,513	(p	)
						26,747	(q	)
						62,088	(r	)
						(8,343)	(u	)
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 9,375,000 shares issued and outstanding	1	—	—		1	(1)	(s	)	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 97,589,217 shares issued and outstanding	—	—	3	(a)	3	4	(m	)	10
						2	(t	)
						1	(s	)
Class B common stock, $0.0001 par value; 50,000,000 shares authorized, 32,366,688 shares issued and outstanding						2	(p	)	3
						1	(r	)
Additional paid-in capital	9,801	—	298,247	(a)	308,048	353,312	(m	)	900,681
						239,321	(t	)
Retained earnings	(4,802)	—	—		(4,802)	(25,133)	(u	)	(29,935)

Total partners’ / stockholders’ equity (deficit)	5,000	(589,037)	298,250		(285,787)	1,501,551			1,215,764

Total liabilities and partners’ / stockholders’ equity (deficit)	$375,557	$710,666	$298,250		$1,384,473	$1,300,989			$2,685,462

HOSTESS BRANDS, INC. (F.K.A. GORES HOLDINGS, INC.)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(dollars in thousands, except share and per share amounts)

	Historical For the Nine Months Ended September 30, 2016
	Company	Hostess Holdings, LP	Pro Forma Adjustments For Private Placement			As Adjusted For Private Placement	Pro Forma Adjustments For Business Combination			Pro Forma Combined
Net revenue	$—	$548,758	$—			$548,758	$—			$548,758
Cost of goods sold	—	309,461	—			309,461	796	(a	)	310,257

Gross profit	—	239,297	—			239,297	(796)			238,501
Advertising and marketing	—	27,529	—			27,529	—			27,529
Selling expenses	—	23,175	—			23,175	—			23,175
General and administrative	4,718	31,442	—			36,160	338	(a	)	32,672
							(3,826)	(b	)
Amortization of customer relationships	—	1,003	—			1,003	16,252	(a	)	17,255
Impairment of property and equipment	—	7,300	—			7,300	—			7,300
Bakery shutdown costs	—	440	—			440	—			440
Related party expenses	—	3,432	—			3,432	—			3,432

Operating income (loss)	(4,718)	144,976	—			140,258	(13,560)			126,698

Other (income) expense:						—
Interest expense, net	—	53,748	—			53,748	(13,858)	(c	)	39,890
Loss on debt extinguishment	—	—	—			—	—			—
Other (income) expense	(386)	9,411	—			9,025	(6,434)	(b	)	2,591

Total other (income) expense	(386)	63,159	—			62,773	(20,292)			42,481

Pretax net income (loss)	(4,332)	81,817	—			77,485	6,732			84,217
Tax provision	—	(294)	—			(294)	(24,240)	(d	)	(24,534)

Net income (loss)	(4,332)	81,523				77,191	(17,508)			59,683
Less: Net income attributable to the noncontrolling interest	—	4,110	—			4,110	16,792	(e	)	20,902

Net income (loss) attributable to common stockholders	$(4,332)	$77,413	$—			$73,081	$(34,300)			$38,781

Pro Forma weighted average common shares outstanding basic	11,124,933		32,678,578	(f	)	43,803,511	(11,124,933)	(f	)	97,589,217
							64,910,639	(f	)
Pro Forma weighted average common shares outstanding diluted	11,124,933		32,678,578	(f	)	43,803,511	(11,124,933)	(f	)	97,589,217
							64,910,639	(f	)

Pro Forma net income attributed to common stock holders per share basic										$0.40
Pro Forma net income attributed to common stock holders per share diluted										$0.40

HOSTESS BRANDS, INC. (F.K.A. GORES HOLDINGS, INC.)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(dollars in thousands, except share and per share amounts)

	Historical For the Year Ended December 31, 2015
	Company	Hostess Holdings, LP	Pro Forma Adjustments For Private Placement			As Adjusted For Private Placement	Pro Forma Adjustments For Business Combination			Pro Forma Combined
Net revenue	$—	$620,815	$—			$620,815	$—			$620,815
Cost of goods sold	—	355,963	—			355,963	930	(a	)	356,893
Special employee incentive compensation	—	2,649	—			2,649	—			2,649

Gross profit	—	262,203	—			262,203	(930)			261,273
Advertising and marketing	—	31,967	—			31,967	—			31,967
Selling expenses	—	29,484	—			29,484	—			29,484
General and administrative	481	31,759	—			32,240	844	(a	)	33,084
Amortization of customer relationships	—	623	—			623	22,383	(a	)	23,006
Special employee incentive compensation	—	1,274	—			1,274	—			1,274
Impairment of property and equipment	—	2,700	—			2,700	—			2,700
Loss on sale/abandonment of property and equipment	—	3,001	—			3,001	—			3,001
Bakery shutdown costs	—	1,181	—			1,181	—			1,181
Related party expenses	—	4,306	—			4,306	—			4,306

Operating income (loss)	(481)	155,908	—			155,427	(24,157)			131,270

Other (income) expense:
Interest expense, net	—	50,011	—			50,011	(16,258)	(c	)	33,753
Loss on debt extinguishment	—	25,880	—			25,880	—			25,880
Other (income) expense	(11)	(8,743)	—			(8,754)	—			(8,754)

Total other (income) expense	(11)	67,148	—			67,137	(16,258)			50,879

Pretax net income (loss)	(470)	88,760	—			88,290	(7,899)			80,391
Tax provision	—	—	—			—	(23,348)	(d	)	(23,348)

Net income (loss)	(470)	88,760	—			88,290	(31,247)			57,043
Less: Net income (loss) attributable to the noncontrolling interest	—	4,507	—			4,507	15,515	(e	)	20,022

Net income attributable to common stock holders	$(470)	$84,253	$—			$83,783	$(46,762)			$37,021

Pro Forma weighted average common shares outstanding basic	10,856,156		32,678,578	(f	)	43,534,734	(10,856,156)	(f	)	97,589,217
							64,910,639	(f	)
Pro Forma weighted average common shares outstanding diluted	10,856,156		32,678,578	(f	)	43,534,734	(10,856,156)	(f	)	97,589,217
							64,910,639	(f	)

Pro Forma net income attributed to common stock holders per share basic										$0.38
Pro Forma net income attributed to common stock holders per share diluted										$0.38

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

INFORMATION

NOTE 1 – DESCRIPTION OF THE BUSINESS COMBINATION

Description of the Business Combination

On November 4, 2016, the Company, Company Merger Sub, AP Hostess LP, Hostess CDM Co-Invest, CDM Hostess and AP Hostess LP, in its capacity as the Sellers’ Representative thereunder consummated a business combination which resulted in (i) the mergers of: (A) Hostess Management, LLC, a Deleware limited liability company (“Hostess Management”) with and into Hostess Holdings, with Hostess Holdings continuing as the surviving entity; (B) Company Merger Sub with and into AP Hostess Holdings, with AP Hostess Holdings continuing as the surviving entity; and (C) immediately thereafter, the merger of AP Hostess Holdings with and into the Company, with the Company continuing as the surviving entity; and (ii) the purchase by the Company of certain of the limited partnership interests in Hostess Holdings held by certain of the Selling Equityholders (the “Business Combination”). As a result of the Business Combination, the Company acquired the majority of the partnership interests of Hostess Holdings. Assuming a pro forma Business Combination date of September 30, 2016, for consideration, the Selling Equityholders received $480 million (“Cash Consideration”), ownership interests in the Combined Company valued at $592 million based on the average market trading price of the Company’s stock on November 4, 2016, and a cash contribution of $171 million to Hostess Holdings to pay down existing debt to a level of $992 million.

As part of the Business Combination, private placement investors acquired an additional 32.7 million shares of the Company’s class A common stock, par value of $0.0001 per share (“Class A Stock”) for gross proceeds of approximately $298 million (“Private Placement”). The $298 million of gross proceeds from the sale of the Company’s Class A Stock was included in the Cash Consideration. The remainder of the Cash Consideration was provided by the funds held in the the trust account of the Company (the “Trust Account”) that held the proceeds of the Company’s August 2015 initial public offering (the “IPO”).

Basis of Presentation

The Business Combination was accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Pursuant to ASC 805, the Company has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	The Company previously engaged in significant pre-combination activities in order to raise capital, market to investors and pursue a business combination;

•	The Company paid cash and equity consideration, representing a majority of the consideration paid excluding assumed debt, for a controlling interest of the equity in Hostess Holdings;

•	The existing stockholders of the Company retain relatively more voting rights in the Combined Company than the Selling Equityholders, with or without the impact of outstanding stock warrants; and

•	None of the Selling Equityholders have voting control after the Business Combination, or hold a majority of positions on the Board.

Consideration was given to the large noncontrolling ownership positions of the Selling Equityholders after the Business Combination, as well as the fact that the composition of senior management after the Business Combination largely remained unchanged. Further the initial composition of the Board was considered. The initial composition of the Board includes Mr. Metropoulos, as well as Mr. Andrew Jhawar, a representative of Apollo. However, five other directors will be on the Board, including Mr. Mark Stone, a representative of the Company, as well as four independent directors. The large noncontrolling ownership positions of the Selling Equityholders, and the composition of senior management and the Board were given less weight than the other factors described above. The most significant determinative factor considered was the voting rights of the Selling Equityholders being below 50%.

A preponderance of the evidence discussed above supports the conclusion that the Company is the accounting acquirer in the Business Combination.

Hostess Holdings constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of Hostess Holdings constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, is accounted for using the acquisition method.

Under the acquisition method, the acquisition-date fair value of the gross consideration paid by the Company to effect the Business Combination is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as described in Note 3 below. Management of the Company has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 give pro forma effect to the Business Combination as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 assumes that the Business Combination was completed on September 30, 2016. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. In accordance with ASC 805, any subsequent changes to the allocation of consideration transferred that result in material changes to the consolidated financial statements during the measurement period will be adjusted.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

NOTE 2 – BASIS OF THE PRO FORMA PRESENTATION

Upon consummation of the Business Combination, Hostess Holdings adopted the Company’s accounting policies. The Company may identify differences between the accounting policies among the Companies, that when conformed, could have a material impact on the consolidated financial statements of the Combined Company.

NOTE 3 – PRELIMINARY ALLOCATION OF PURCHASE PRICE

The total purchase consideration for the Business Combination has been allocated to the assets acquired, liabilities assumed, and noncontrolling interest for purposes of the unaudited pro forma condensed combined financial information based on their estimated fair values. The final allocation of the purchase consideration for the Business Combination will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following the completion of the Business Combination.

Accordingly, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Company following the Business Combination due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities. The purchase consideration was preliminarily allocated as follows (dollars in thousands):

Cash paid to Selling Equityholders	$479,722
Repayment of Hostess Holdings Second Lien Term Loan (long-term debt)	170,861
Hostess Holdings debt assumed by the Company	991,800
Equity consideration paid to Selling Equityholders	239,323
Tax receivable arrangement payable to Selling Equityholders	171,406
Fair value of future earn-out payments to Selling Equityholders	13,340

Total consideration	$2,066,452

Accounts receivable	$58,853
Inventories	31,589
Prepaids and other assets	19,119
Property and equipment	165,212
Accounts payable and accrued expenses	(68,241)
Deferred tax liabilities	(208,608)
Tradename and trademarks	1,111,617
Customer relationships	460,128
Goodwill	823,387
Noncontrolling interest	(326,604)

Total assets acquired, liabilities assumed and noncontrolling interest	$2,066,452

The estimated value of $171.4 million related to the Tax Receivable Agreement that the Company entered into with Selling Equityholders and Mr. Metropoulos (the “Tax Receivable Agreement”), which generally provides for the payment by the Company to the Selling Equityholders and Mr. Metropoulos of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of Hostess Holdings and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B Units; (iv) imputed interest deemed to be paid by the Company as a result of payments it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments the Company makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings. Certain payments under the Tax Receivable Agreement will be made to Selling Equityholders and Mr. Metropoulos in accordance with specified percentages, regardless of the source of the applicable tax attribute.

The consideration also includes the estimated fair value of future payments made to Selling Equityholders based on the performance of the Company for the years ended December 31, 2016 and December 31, 2017. The estimated fair value of these contingent payments is $13.3 million based on the expected future performance of the Company as of the date of the Business Combination. The actual future payments may vary based on the future performance of the Company. As the subsequent re-measurement of this estimate will not have an ongoing impact to the statement of operations, there are no corresponding adjustments to the pro forma condensed combined statement of operations.

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of intangibles derived from customer relationships and certain trade names and trademarks. Customer relationships were valued through application of the income approach. Under this approach, revenue, operating expenses and other costs associated with existing customers were estimated in order to derive cash flows attributable to the existing customer relationships. The resulting cash flows were then discounted to present value at a rate of 15% to arrive at the fair value of existing customer relationships as of the valuation date. The trade names were valued through application of the income approach, involving the estimation of likely future sales and an appropriate royalty rate of 10%. The amortization related to the customer relationships is reflected as an unaudited pro forma adjustment to the unaudited pro forma condensed combined statement of operations using the straight-line method. Hostess Holdings management has determined the estimated remaining useful life of the customer relationships based on the projected economic benefits associated with these relationships. The 20-year preliminarily estimated useful life represents the approximate point in the projection period in which a majority of the asset’s cash flows are expected to be realized based on assumed attrition rates. The trade name and trademarks are preliminarily estimated to have indefinite useful lives as the Company expects a market participant would use the trade name and trademarks in perpetuity based on their historical strength and consumer recognition. These assumptions have been developed by management based on review of Hostess Holdings’ historical customer data.

The estimated fair value of the debt assumed approximates its historic carrying value.

The amount that will ultimately be allocated to these identified intangible assets, and the related amount of amortization, may differ materially from this preliminary allocation.

The preliminary allocation of the purchase consideration to property and equipment was based on the fair value of such assets determined using the cost approach. The cost approach consisted of estimating the fixed assets’ replacement cost as new less all forms of depreciation. The equipment’s reported historical cost in Hostess Holdings’ fixed asset ledgers, assuming full asset utilization, were adjusted for inflation using cost inflationary indices obtained from public sources, including the U.S. Bureau of Labor Statistics. For real property, the estimated replacement cost was determined using construction cost data compiled by appraisal publications. Depreciation expense for property and equipment was preliminarily estimated based on a straight line methodology, using original useful lives ranging from 5 to 30 years and taking into consideration the fixed assets’ reported ages.

Goodwill represents the excess of the total purchase consideration over the fair value of the underlying net assets, largely arising from the workforce and extensive efficient distribution network that has been established by Hostess Holdings.

NOTE 4 – PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2015.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

(a)	Reflects the net adjustment to cash associated with the Private Placement and Business Combination (dollars in thousands):

Cash inflow from Private Placement	$298,250	(1)

Cash inflow from Company’s Trust Account	375,396	(2)

Paydown of Hostess Holdings Second Lien Term Loan (long-term debt)	217,376	(3)
Prepayment penalty on paydown of Hostess Holdings Second Lien Term Loan	2,174	(3)
Payment to Selling Equityholders	479,722	(4)
Payment to redeeming Company shareholders	—	(5)
Payment of deferred underwriting fee	13,125	(6)
Payment of Company expenses	10,073	(7)

Cash outflow from Business Combination	722,470

Net pro forma cash flow	$(48,824)

(1)

Represents the issuance of 32.7 million shares of Class AStock through the Private Placement at a par value of $.0001 per share and an issuance price of $9.18 per share. The gross proceeds of $300,000 were reduced by transaction expenses paid in-kind with Class A Stock of $1,750.

(2)

Represents the reclassification of cash equivalents held in the Trust Account to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming Company shareholders.

(3)

Reflects the cash prepayment of Hostess Holdings Second Lien Term Loan made upon consummation of the Business Combination under the terms of the Master Transaction Agreement. Included in this payment is a 1% prepayment penalty paid to the lender. No modifications to the terms of Hostess’ remaining long term debt occurred as part of the Business Combination. Additionally, upon consummation of the Business Combination, Hostess’ $100 million revolving credit facility remained in effect. There were no borrowings outstanding under the revolving credit facility as of September 30, 2016.

(4)	Reflects the net cash considerations paid to or on behalf of the Selling Equityholders.
(5)	Reflects no redemption of Company shares and no cash payments to redeeming Company shareholders, as no shareholders exercised their redemption rights.
(6)	Reflects the payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of a business combination.
(7)

Represents the payment of estimated acquisition-related transaction costs. In accordance with ASC 805, acquisition-related transaction costs and related charges are not included as a component of consideration to be transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are directly related to the Business Combination and will be nonrecurring.

(b)

Represents the exclusion of certain Hostess Holdings assets which will be used to pay down certain Hostess Holdings liabilities prior to the Business Combination under the terms of the Master Transaction Agreement (dollars in thousands):

Restricted cash (current)	$8,215
Restricted cash (non-current)	9,010
Deferred distributions to partners (current)	(8,215)
Deferred distributions to partners (non-current)	(9,010)

$—

(c)

Represents the adjustment to record the change in the carrying value of inventory to fair value based on preliminary purchase price allocations. The inventory consisted primarily of raw materials to be used in production and finished goods. The fair value of inventory was established through application of the income approach, using estimates of selling prices and costs such as selling and marketing expenses to be incurred in order to dispose of the finished goods and arriving at the future profitability that is expected to be generated once the inventory is sold. As the additional future expense related to the sale of inventory at fair value will not have an ongoing impact on the statement of operations, there is no corresponding adjustment to the pro forma condensed combined statement of operations.

(d)

Represents the adjustment to record the change in the carrying value of property and equipment to fair value based on preliminary purchase price allocations. The adjustment was based on the fair value of such assets determined using the cost approach. The cost approach consisted of estimating the fixed assets’ replacement cost new less all forms of depreciation. The assets’ reported historical cost in Hostess Holdings’ fixed asset ledgers, assuming full asset utilization, were adjusted for inflation using cost inflationary indices obtained from public sources, including the U.S. Bureau of Labor Statistics. Depreciation expense was preliminarily estimated based on a straight line methodology, using original useful lives ranging from 5 to 30 years and taking into consideration the fixed assets’ reported ages.

(e)	Represents the relief of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination.

(f)	Represents the net adjustment to intangible assets based on the preliminary purchase price allocation (see note 3).

(g)	Represents the adjustment to goodwill based on the preliminary purchase price allocation (see note 3).

(h)	Represents the elimination of Hostess Holdings’ historical deferred financing charges which were determined to have no fair value based on the preliminary purchase price allocation.

(i)

Represents funds used to prepay Hostess Holdings’ Second Lien Term Loan and a 1% prepayment penalty to the lender under the terms of the Master Transaction Agreement assuming a November 4, 2016 net debt balance of $1,162.6 million and a post-Business Combination net debt balance of $991.8 million. The table below shows the prepayment and related penalty (dollars in thousands):

Total debt payment	$(219,550)
Prepayment penalty	2,174

Reduction of long-term debt	$(217,376)

There are no corresponding adjustments to the pro forma condensed combined statement of operations because the prepayment penalty will not have an ongoing impact to the statement of operations.

(j)

Represents contingent consideration payable to Selling Equityholders based on the preliminary purchase price allocation. As the subsequent re-measurement of these estimates will not have an ongoing impact to the statement of operations, there are no corresponding adjustments to the pro forma condensed combined statement of operations. The table below shows the total pro forma adjustment (dollars in thousands):

Current - Earnout liability	$5,815

Earnout liability	7,525
Tax receivable arrangement payable	118,687

Total non-current liabilities	$126,212

(k)

Represents adjustments to reflect applicable deferred tax assets and liabilities. The deferred taxes are primarily related to the difference between the financial statement and tax basis in Hostess Holdings. This basis difference primarily results from the Business Combination where the Company received a full fair value adjustment on all assets for financial accounting purposes and a fair value step-up on a portion of the assets for income tax purposes.

(l)	Represents the payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of a business combination.

(m)	Represents the conversion of the Company’s redeemable stock to permanent equity (dollars in thousands):

Historical common stock subject to possible redemption	$(353,316)
Redemption of common stock	—
Pro forma par value of converted shares of Class A Stock	4
Pro forma additional paid in capital of converted shares of Class A Stock	353,312

$—

(n)	Represents the elimination of Hostess Holdings’ historical partners’ equity account.

(o)	Represents the elimination of Hostess Holdings’ historical noncontrolling interest account.

(p)	Represents the fair value of noncontrolling interest in the Company. These economic interests are held directly in Hostess Holdings by certain of the Selling Equityholders.

Noncontrolling interest units issued	24,424,259
Fair value per unit	$10.83

$264,515,150

The fair value per unit was calculated as follows:

Per share price based on average market price on the date of the Business Combination	$11.4
Discount for lack of marketability	5%

Calculated fair value of noncontrolling shares issued in consideration for the Business Combination	$10.83

The 5% discount for lack of marketability was determined by using an option pricing method (Finnerty Protective Put Model). These equity instruments are subject to certain sale restrictions.

(q)

Represents 2,496,000 shares of the Company’s Class B Common Stock, par value $0.0001 per share (“Class B Stock”) and 2,496,000 Class B Units issued to Mr. Metropoulos concurrent with the Business Combination as compensation pursuant to the executive chairman employment agreement dated July 28, 2016, by and among Hostess Brands, LLC, a Delaware limited liability company (“Hostess Brands”), Hostess Holdings, and in a limited capacity, the Company, and Mr. Metropoulos (the “Executive Chairman Employment Agreement”). This issuance is considered a one-time expense. The Class B Units and Class B Stock together represent a noncontrolling interest in the Company and its subsidiaries. The Class B Units hold an economic interest and the Class B Stock has voting rights. The $10.72 fair value per share and fair value of the compensation expense related to the Executive Chairman Employment Agreement were calculated as follows:

Per share price based on average market price on the date of the Business Combination	$11.4
Discount for lack of marketability	6%

Calculated fair value of noncontrolling shares issued through the Executive Chairman Employment Agreement	$10.72
Shares issued through the Executive Chairman Employment Agreement	2,496,000

Compensation expense related to the Executive Chairman Employment Agreement	$26,747,136

The 6% discount for lack of marketability was determined by using an option pricing method (Finnerty Protective Put Model). These equity instruments are subject to a sale restriction as specified in the Executive Chairman Employment Agreement.

(r)

Represents 5,446,429 ownership units valued at $11.40 per unit rolled over by a Selling Equityholder into a noncontrolling interest in the Company. The $11.40 value per share is equal to the average market price on the date of the Business Combination

Units rolled over by a Selling EquityHolder	5,446,429
Fair value per unit based on the Private Placement	$11.40

Fair value of units rolled over by the Selling Equityholder	62,089,000

(s)

Represents the conversion of 5,312,500 of the shares of Class F Common Stock, par value $0.0001 per share, of the Company (the “Founder Shares”) to Class A Stock at a par value of $.0001 per share, and the cancellation of the remaining 4,062,500 Founder Shares.

(t)	Represents purchase consideration paid to Selling Equityholders in the form of common shares of the Company:

Common shares issued	22,098,139
Price per share	$10.83

$239,323,000

See adjustment (p) for the calculation of the price per share.

(u)	Represents the following costs (dollars in thousands):

Transaction costs paid with Company cash	$10,073
Compensation costs paid in stock	26,747
Less: transaction costs included in September 30, 2016 accrued expenses	(3,344)

Total costs	33,476
Less: 25% allocated to the noncontrolling interest	(8,343)

Costs allocated to the Company’s equity	$25,133

As these costs will not have an ongoing impact to the statement of operations, there are no corresponding adjustments to the pro forma condensed combined statement of operations.

(v)	Represents additional net debt present on the date of the Business Combination

(w)	Represents Hostess transaction costs included in accrued expenses on the September 30, 2016 balance sheet that will be paid from the proceeds of the Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 and for the nine month period ended September 30, 2016 are as follows:

(a)

Represents the elimination of historical depreciation and amortization expense for Hostess Holdings and recognition of new depreciation and amortization expense based on the fair value of property and equipment and intangible assets. Property and equipment is expected to be depreciated straight line over estimated useful lives of 5 to 30 years for building and land improvements and 3 to 20 years for machinery and equipment. The customer relationships are expected to be amortized straight line over the estimated useful life of 20 years. The pro forma adjustments to depreciation and amortization are calculated below (dollars in thousands).

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Hostess Holdings historical depreciation allocated to cost of goods sold	$(6,432)	$(7,515)
Pro forma depreciation allocated to cost of goods sold	7,228	8,445

Pro forma adjustment to cost of goods sold	$796	$930

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Hostess Holdings historical depreciation allocated to general and administrative expenses	$(264)	$(295)
Hostess Holdings historical amortization of software allocated to general and administrative expenses	(1,353)	(1,403)
Pro forma depreciation allocated to general and administrative expenses	297	331
Pro forma amortization of software allocated to general and administrative expenses	1,658	2,211

Pro forma adjustment to general and administrative expenses	$338	$844

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Hostess Holdings historical amortization of customer relationships	$(1,003)	$(623)
Pro forma amortization of customer relationships	17,255	23,006

Pro forma adjustment to amortization of customer relationships	$16,252	$22,383

(b)

Represents the elimination of Business Combination related costs incurred by Hostess and the Company. These costs are not expected to have a continuing impact on the results of the Combined Company (dollars in thousands).

Hostess transaction costs incurred through September 30, 2016 recorded to other expense	$6,434
Company transaction costs incurred through September 30, 2016 recorded to general and administrative expenses	3,826

(c)	Represents the reduction of interest expense due to the paydown of Hostess Holdings debt.

(d)

Represents federal and state income taxes at the effective tax rate of approximately 39% for the 75% of Hostess Holdings owned by the Company. The effective tax rate of the Combined Company may be significantly different depending on the income attributable to noncontrolling interests.

(e)

Represents the elimination of historical income attributed to the noncontrolling interest and attributes a portion of the pro forma income to the noncontrolling interest created in the Business Combination. Income will be allocated to the noncontrolling interest based on its pro rata share of the total equity of Hostess Holdings. Prior to the merger of Hostess Management with and into Hostess Holdings and the Business Combination, the portion of New Hostess Holdco, LLC not owned by Hostess Holdings resulted in an allocation of income to the noncontrolling interest.

Total Partnership units	129,955,905
Partnership units held by the noncontrolling interest	32,366,688
Pro rata share	25%

The resulting pro forma adjustments are as follows (dollars in thousands):

	For The Nine Months Ended September 30, 2016	For the Year Ended December 31, 2015
Elimination of historical noncontrolling interest allocated loss	$(4,110)	$(4,507)
Pro forma noncontrolling interest allocated income	20,902	20,022

Net pro forma adjustment	$16,792	$15,515

The tables below shows the composition of total Hostess Holdings partnership units and the portion of noncontrolling interest issued to Selling Equityholders in consideration of the Business Combination.

	Class A Units	Class B Units	Class C Units
Pre- Business Combination	100,000	—	100,000
Conversion of C Units held by Selling Equityholders into B Units		29,870,688	(100,000)
B units issued for the Executive Chairman Employment Agreement		2,496,000
Conversion of Class A Units held by Selling Equityholders and Class A Units issued to the Company	97,489,217

Post-Business Combination	97,589,217	32,366,688	—

Less: Partial rollover of Hostess CDM Co-Invest’s equity		(5,446,429)
Less: Class B Units issued for Executive Chairman Employment Agreement		(2,496,000)

Class B Units issued to Selling Equityholders in consideration for business combination		24,424,259

(f)	Pro forma weighted average shares outstanding reflect the following:

Shares of Class A Stock before the Business Combination	2,168,404
Shares of Class A Stock converted from redeemable shares upon consumation of the Business Combination	35,331,596
Founders shares converted to Class A Stock	5,312,500
Shares of Class A Stock consideration paid to Selling Equityholders	22,098,139

Shares of Class A Stock issued through the Business Combination	64,910,639
Shares of Class A Stock issued through the Private Placement	32,678,578

Weighted-average shares of Class A Stock outstanding - basic	97,589,217
Dilutive effect of exercise of Public Warrants (1)	—
Dilutive effect of exercise of Private Placement Warrants (2)	—

Weighted-average shares of Class A Stock outstanding - diluted	97,589,217

(1)

Represents 37,500,000 warrants each to purchase one-half share of Class A Stock at an exercise price of $5.75 per one half share of Class A Stock issued in the Company’s IPO (“Public Warrants”). Considering the average market price of the Company’s stock from the Company’s inception through the close of the Business Combination, these warrants are not dilutive on a pro forma basis.

(2)

Represents 19,000,000 warrants each to purchase one-half share of Class A Stock at an exercise price of $5.75 per one half share of Class A Stock issued at the time of the Company’s IPO (“Private Placement Warrants”). Considering the average market price of the Company’s stock from the Company’s inception through the close of the Business Combination, these warrants are not dilutive on a pro forma basis.